Exhibit 10.2
SYMANTEC CORPORATION
2008 EMPLOYEE STOCK PURCHASE PLAN
Effective Date of Plan: September 22, 2008
1. ESTABLISHMENT AND PURPOSE OF PLAN
     (a) Symantec Corporation, a Delaware corporation (the “Company”) adopted this 2008 Employee Stock Purchase Plan (the “Plan”) to grant options for the purchase of shares (“Shares”) of the Company’s Common Stock (“Common Stock”) to eligible employees of the Company, its parent corporation, and its Affiliates and Subsidiaries. For purposes of the Plan, “parent corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), and “Affiliate” shall mean any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition in this Plan for purposes of the Statutory Plan (defined below).
     (b) The purpose of the Plan is to provide employees of the Company and certain Affiliates and Subsidiaries designated (any such designated Affiliate or Subsidiary, a “Designated Corporation”) by the Board of Directors of the Company (the “Board”) whose employees are eligible to participate in the Plan with a convenient means to acquire at a discount to market value an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Affiliates and Subsidiaries, and to provide an incentive for continued employment.
2. STRUCTURE OF THE PLAN AND SUB-PLANS
     (a) This Plan document is an omnibus document which includes a sub-plan (the “Statutory Plan”) designed to permit offerings of grants to employees of the Company and certain Subsidiaries that are Designated Corporations (defined below) where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant) and also separate sub-plans (each a “Non-Statutory Plan”) which permit offerings of grants to employees of certain Designated Corporations that are not intended to satisfy the requirements of Section 423 of the Code.
     (b) A total of 20,000,000 Shares may be issued under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.
     (c) The Statutory Plan shall be a separate and independent plan from the Non-Statutory Plans, provided, however, that the total number of shares authorized to be issued under the Plan applies in the aggregate to both the Statutory Plan and the Non-Statutory Plans. Offerings under the Non-Statutory Plans may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions.

     (d) The terms of the Statutory Plan shall be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Code Section 423. The Board may adopt Non-Statutory Plans applicable to particular Designated Corporations or locations that are not participating in the Statutory Plan, which shall be designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States. The terms of each Non-Statutory Plan may take precedence over other provisions in this document, with the exception of Section 2(b) of the Plan with respect to the total number of shares available to be offered under the Plan for all sub-plans. Unless otherwise superseded by the terms of such Non-Statutory Plan, the provisions of this Plan document shall govern the operation of such Non-Statutory Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to the Statutory Plan and any Non-Statutory Plans.
3. ADMINISTRATION
     (a) The Plan is administered by the Board or by a committee designated by the Board (in which event all references herein to the Board shall be to the committee). Members of the Board shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
     (b) The Board (or the committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
          (i) To determine when and how options to purchase Shares shall be granted and the provisions of each Offering Period (which need not be identical).
          (ii) To designate from time to time an Affiliate or Subsidiary as a Designated Corporation whose employees shall be eligible to participate in the Statutory Plan or a Non-Statutory Plan. For purposes of participation in the Statutory Plan, only Subsidiaries shall be considered Designated Corporations, and the Board shall designate from time to time which Subsidiaries will be Designated Corporations in the Statutory Plan. The Board shall designate from time to time which Subsidiaries and Affiliates shall be Designated Corporations in particular Non-Statutory Plans, provided, however, that at any given time, a Subsidiary that is a Designated Corporation in the Statutory Plan shall not be a Designated Corporation in a Non-Statutory Plan. The foregoing designations and changes in designations by the Board from time to time shall not require stockholder approval.
          (iii) To determine from time to time the method for allocating the number of total shares to be offered under each sub-plan, which determination shall not require stockholder approval.
          (iv) To construe and interpret the Plan and rights to purchase (options on) Shares, and to establish, amend and revoke rules and procedures for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (v) To amend or terminate the Plan as provided in Section 24 below.
          (vi) To adopt rules and procedures and/or special provisions  relating to the operation and administration of the Statutory Plan (subject to the limitations of Section 423 of the Code or any successor provision in the Code) and any Non-Statutory Plan, as appropriate, to permit or facilitate participation in the Statutory Plan or a particular Non-Statutory Plan by employees who are foreign nationals or employed or resident outside the United States or as designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States.
          (vii) Generally, to exercise such powers and to perform such acts it deems necessary, desirable, convenient or expedient to promote the best interests of the Company and its Subsidiaries and to carry out that intent that the Statutory Plan be treated as an “employee stock purchase plan” under Section 423 of the Code.
     (c) Subject to the limitations of Section 423 of the Code or any successor provision in the Code with respect to the Statutory Plan, all questions of interpretation or application of the Plan shall be determined by the Board and its decisions shall be final and binding upon all persons.
4. ELIGIBILITY
     Any employee of the Company or any Designated Corporation is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following unless otherwise required under applicable local law:
     (a) employees who are not employed by the Company or a Designated Corporation on the third (3rd) business day before the beginning of such Offering Period;
     (b) employees who are customarily employed for less than 20 hours per week;
     (c) employees who are customarily employed for less than 5 months in a calendar year;
     (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 425(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and
     (e) individuals who provide services to the Company or any Designated Corporation as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

5. OFFERING PERIODS; OFFERING DATES; AND PURCHASE DATES
     (a) Each Offering Period under the Plan (each an “Offering Period”) shall be of the duration provided for or permitted herein. The first trading day (day on which the exchange or system on which the Common Stock is trading is open) of each Offering Period is referred to as the “Offering Date.” The Board may but need not provide for multiple purchases within a single Offering Period. The Board shall have the power to change the duration of Offering Periods without stockholder approval. The last trading day of each Offering Period (or in the case of an Offering Period encompassing multiple purchases, each such purchase period) is hereinafter referred to as the “Purchase Date.”
     (b) Subject to Section 5(c) below, each Offering Period shall be of six (6) months’ duration commencing February 16 and August 16 of each year beginning February 16, 2009, and ending no later than the next August 15 and February 15, respectively, thereafter, and shall have a single Purchase Date (which shall occur on the last trading day of the Offering Period).
     (c) Notwithstanding 5(b) above and the other provisions of the Plan, the Board of Directors may, but need not, vary the terms and structure of the Offering Periods under this Plan, on such basis as it shall determine in its sole discretion (including without limitation, the length of each Offering Period, Offering Periods during which more than one Purchase Date shall occur, and the formula(s) for calculating the price(s) at which Shares may be purchased during such Offering Period including a formula under which such price is calculated with reference to the fair market value (as provided for in Section 8 below) of the Common Stock as of the Offering Date for the Offering Period); provided, however, that no Offering Period under the Plan shall have a duration in excess of twenty-seven (27) months (or such period as may be permitted under Code Section 423).
6. PARTICIPATION IN THE PLAN
     An eligible employee may become a participant in an Offering Period under the Plan if (a) as of the Offering Date with respect to the Offering Period he or she satisfies the eligibility requirements set forth above, and (b) not later than the third (3rd) business day prior to such Offering Date (at such time and in such manner as may be specified with respect to such Offering Period) he or she delivers to the Company or its authorized representative a subscription agreement indicating his or her desire to enroll in the Offering Period and authorizing payroll deductions in a manner consistent with Section 9 below. An eligible employee who does not timely deliver a subscription agreement by the date specified in advance of the applicable Offering Date shall not participate in that Offering Period and shall not participate in any subsequent Offering Period unless such employee enrolls in the Plan by timely delivering a subscription agreement to the Company or its representative prior the Offering Date of the applicable, subsequent Offering Period. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of that Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan with respect to subsequent Offering Periods. Any participant who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period.
7. GRANT OF OPTION
     (a) Each employee enrolled in an Offering Period will be granted on the Offering Date an option to purchase on each Purchase Date for a particular Offering Period up to that number of Shares determined by dividing the amount accumulated in such employee’s payroll deduction account during such Offering Period by the Purchase Price applicable to that Offering Period (as defined in Section 8 below).
     (b) In no event, however, shall the number of Shares subject to any option granted pursuant to this Plan exceed the limitations set forth in Section 10 below. The purchase price and fair market value of a Share shall be determined as provided in Section 8 below.
8. PURCHASE PRICE
     (a) Unless otherwise determined by the Board in its discretion, the purchase price per Share at which a Share of Common Stock will be sold in any Offering Period (the “Purchase Price”) shall be eighty-five percent (85%) of the fair market value on the applicable Purchase Date. The fair market value of a Share shall be as determined in good faith by the Board. If the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq Stock Market, the fair market value of a Share shall be the closing sales price for such stock, as quoted on such exchange or market constituting the primary market for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the fair market value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.
     (b) The Board may in its discretion, and without stockholder approval, change the Purchase Price from the formula set forth above, provided that the Purchase Price may not be less than the lesser of (a) eighty-five percent (85%) of the Offering Date fair market value of a Share and (b) eighty-five percent (85%) of the Purchase Date fair market value of a Share.
9. PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS; ISSUANCE OF SHARES
     (a) The aggregate purchase price of the Shares is accumulated by regular payroll deductions made during each Offering Period, unless payroll deductions are not permitted under a statute, regulation, rule of a jurisdiction, in which case such other payments as may be approved by the Board (or committee) subject to this Section 9. The deductions are made as a percentage of the employee’s compensation in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). For purposes of the Statutory Plan, “compensation” shall mean all compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions, but excluding amounts related to Company equity compensation; provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. For purposes of any Non-Statutory Plan, “compensation” shall mean base salary. Payroll deductions shall commence on the first payroll date following the Offering Date and shall continue until the payroll date immediately preceding the Purchase Date unless sooner altered or terminated as provided in the Plan.
     (b) A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the Company’s designated stock plan administrator (the “Administrator”) (which may also be the ESPP Broker, as defined below) a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than thirty (30) days after the Administrator’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may increase or lower the rate of payroll deductions for any subsequent Offering Period by filing with the Administrator a new authorization for payroll deductions during the open enrollment period beginning on the first (1st) day of the month and ending three business days before the Offering Date.
     (c) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions (unless required by applicable local law). All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions (unless required by applicable local law).
     (d) On each Purchase Date, so long as the Plan remains in effect and provided that the participant has not withdrawn from the Plan in accordance with the provisions of Section 11 of the Plan before that date, the Company shall apply the funds then in the participant’s account to the purchase of whole Shares reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per Share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant’s account after such purchase of Shares shall be refunded to such participant in cash (without interest); provided, however, that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full Share of the Company shall be carried forward, without interest, into the next Offering Period (or in the event of an Offering Period during which multiple purchase will occur, into the next applicable purchase period within the Offering Period). In the event that the Plan has been oversubscribed as provided in Section 10(c), all funds not used to purchase Shares on the Purchase Date shall be returned to the participant (without interest, unless otherwise required by applicable local law). No Shares shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.
     (e) As promptly as practicable after the Purchase Date, the number of Shares purchased by each participant upon exercise of each participant’s option shall be deposited into an account established in the participant’s name at the stock brokerage or other third party service provider designated by the Company (the “ESPP Broker”), as nominee holding the Shares for the benefit of the participant. In the event participant requests the receipt of certificated shares, the Company shall arrange the delivery to such participant of a certificate representing the Shares purchased on the Purchase Date; provided that the Board may deliver certificates to a broker or brokers that hold such certificate in street name for the benefit of each such participant.
     (f) During a participant’s lifetime, such participant’s option to purchase Shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse or in the name of the ESPP Broker, as nominee holding the Shares for the benefit of the participant.
10. LIMITATIONS ON SHARES TO BE PURCHASED
     (a) No employee shall be entitled to purchase Shares under the Plan at a rate which, when aggregated with his or her rights to purchase Shares of Common Stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the date such right is granted (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.
     (b) Subject to Sections 9(a), 10(a) and 14(a) of the Plan, the maximum number of Shares that a participant may purchase on any single Purchase Date shall not exceed 10,000 Shares (the “Maximum Share Amount”); provided that prior to the commencement of any Offering Period, the Board may, in its sole discretion and without stockholder approval, change the Maximum Share Amount with respect to that Offering Period. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. Once a Maximum Share Amount is set, it shall continue to apply in respect of all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.
     (c) If a participant is precluded by the limitations of Sections 10(a) or 10(b) from purchasing additional Shares under the Plan, then his or her payroll deductions shall automatically be discontinued and shall resume at the beginning of the next Offering Period (or in the event of an Offering Period during which multiple purchase will occur, into the next applicable purchase period within the Offering Period) in which such participant is eligible to participate.
     (d) If the number of Shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of Shares then available for issuance under the Plan, the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of Shares to be purchased under a participant’s option to each employee affected thereby. Any payroll deductions accumulated in such participant’s account which are not used to purchase Shares due to the limitations in this

Section 10(d) shall be returned to the participant (without interest, unless required by applicable local law) as soon as practicable after the end of the Offering Period.
11. WITHDRAWAL
     (a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the Administrator notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period, or such shorter period of time as may be required in certain jurisdictions outside the United States as determined by the Board.
     (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee (without interest, unless required by applicable local law) and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in the Plan.
12. TERMINATION OF EMPLOYMENT
     Termination of a participant’s employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee as set forth in Section 4, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or, if such leave is longer than ninety (90) days, reemployment upon the expiration of such leave is guaranteed by contract or statute.
13. RETURN OF PAYROLL DEDUCTIONS
     In the event an employee’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his or her account. Unless otherwise required by applicable local law, no interest shall accrue on the payroll deductions of a participant in the Plan.
14. ADJUSTMENTS UPON CAPITAL CHANGES; CORPORATE TRANSACTIONS
     (a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised, the Maximum Share Amount set forth in Section 10(b) above, and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per Share covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or there is a change in the corporate structure (including, without limitation, a spin-off) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.
     (b) In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In such event, the Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned Shares.
     (c) In the event of a Corporate Transaction (defined below), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned Shares. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Board shall notify the participant that the option shall be fully exercisable on a date specified in such notice, and the option will terminate upon the expiration of such period. For purposes of the Plan, a “Corporate Transaction” means (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (iii) the sale of substantially all of the assets of the Company, or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company).
     (d) The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of a Corporate Transaction.

15. NONASSIGNABILITY
     Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.
16. REPORTS
     Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Offering Period a report of his account setting forth the total payroll deductions accumulated, the number of Shares purchased, the per Share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period, and any other reports required by applicable law.
17. NOTICE OF DISPOSITION
     Each participant under a Statutory Plan shall notify the Company if the participant disposes of any of the Shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such Shares were purchased (the “Notice Period”). Unless such participant is disposing of any of such Shares during the Notice Period, such participant shall keep the certificates representing such Shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Shares acquired pursuant to the Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.
18. NO RIGHTS TO CONTINUED EMPLOYMENT
     Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.
19. EQUAL RIGHTS AND PRIVILEGES
     All participants in an Offering Period under the Statutory Plan shall have the same rights and privileges with respect to their participation in the Statutory Plan for that Offering Period, in accordance with Section 423 of the Code and the related regulations (and any successor provisions) except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5). Any provision of the Statutory Plan, a specific Offering Period or an option granted under the Statutory Plan which is inconsistent with this Section 19 shall without further act or amendment by the Company or the Board be reformed, if possible, to the extent necessary to render such provision in compliance with the requirements of Section 423 of the Code, or shall otherwise be deleted, and the remainder of the terms of the Statutory Plan, an Offering Period and/or an option shall not be affected.

20. NOTICES; ELECTRONIC DELIVERY
     (a) All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     (b) Any reference in the Plan to subscription agreements, enrollment forms, authorizations or any other document in writing shall include any agreement or document delivered electronically, including through the Company’s intranet.
21. CONDITIONS UPON ISSUANCE OF SHARES
     Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no liability for failure to issue any Shares under this Plan in the event that such issuance cannot be accomplished in compliance with all applicable laws.
22. APPLICABLE LAW
     The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
23. EFFECTIVE DATE; TERM OF THE PLAN
     The Plan shall become effective upon approval of the Plan by the stockholders of the Company, and shall continue until the earliest to occur of (i) termination of the Plan by the Board, (ii) issuance of all of the Shares reserved for issuance under the Plan, or (iii) ten (10) years from the date the Plan was originally approved by the stockholders (subject to the ability of the stockholders to approve later extensions of this term).
24. AMENDMENT OR TERMINATION OF THE PLAN
     The Board of Directors of the Company may at any time amend or terminate the Plan. Termination of the Plan shall not affect options previously granted under the Plan, nor shall any amendment make any change in an option previously granted which would adversely affect the right of any participant (unless mutually agreed otherwise between the participant and the Company, which agreement must be in writing and signed by the participant and the Company); provided that if the Board determines that a change in applicable accounting rules or a change in applicable laws renders an amendment or termination desirable, then the Board may approve such an amendment or termination. Any amendment of the Plan shall be subject to approval of the stockholders of the Company in the manner and to the extent required by applicable law. In addition, without limiting the foregoing, the Board may not amend the Plan without approval of the stockholders of the Company if such amendment would: (i) increase the number of Shares that may be issued under the Plan; or (ii) expand the designation of the employees (or class of employees) eligible for participation in the Plan.